                                                                     EXHIBIT 8.1
                                                                     -----------

                               HUNTON & WILLIAMS
                             951 EAST BYRD STREET
                              RICHMOND, VA  23219

                                 June 13, 1997


Board of Directors
Tultex Corporation
101 Commonwealth Boulevard
Martinsville, VA  24112

                      Tultex Corporation--Exchange Offer
                      Certain Federal Income Tax Matters

Ladies and Gentlemen:

         We are acted as counsel to Tultex Corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended (the "Act"), of (1) $75,000,000 principal amount of its 9 5/8% Senior Notes due 2007 (the "Exchange Notes), and (2) the Company's Subsidiaries' related guarantee (the "Guarantees"). The Exchange Notes, and the Guarantees are to be issued in order to effect the exchange of Exchange Notes for a like principal amount of the Company's outstanding 9 5/8% Senior Notes due 2007.

         We have reviewed copies of (1) the Registration Statement and the prospectus included therein and (2) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

         Based on the foregoing, we are of the opinion that the statements and legal conclusions contained in the Registration Statement under the caption "Certain United States Federal Income Tax Considerations" are correct and that the discussion thereunder does not omit any material provision with respect to the matters covered.

         We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                         Very truly yours,



                                         HUNTON & WILLIAMS